UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

September 6, 2006

Date of report (Date of earliest event reported)

Avicena Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51610	04-3195737
(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, California 94301

(Address of Principal Executive Offices) (Zip Code)

(415) 397-2880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Director

On September 6, 2006, Mr. Joseph P. Galda submitted his resignation as a Director of the Registrant’s Board of Directors, effective immediately. The Registrant does not intend to fill the seat vacated by Mr. Galda until its next annual meeting of stockholders. Mr. Galda’s resignation was not the result of any disagreement with the Registrant’s management.

Mr. Galda served on the Registrant’s Audit Committee and has also resigned as a member of the Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICENA GROUP, INC.

Date: September 11, 2006	By:	/s/ Belinda Tsao Nivaggoili
Belinda Tsao Nivaggioli Chief Executive Officer (Principal Executive Officer)

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